UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2002

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

414 Viewcrest Road, Kelowna, British Columbia, Canada V1W 4J8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 764-8118

Item 5. Other Events and Regulation FD Disclosure

Effective January 4, 2002, Sun Power Corporation's common stock was listed and posted for trading on the Berlin Stock Exchange under the trading symbol "SJP". The German CUSIP Number is 807354. The listing has been sponsored by Berliner Freiverkehr (Aktien ) AG, a German brokerage firm who acts as a market maker for the Unofficial Regulated Markets in Berlin, Frankfurt and Munich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

Date: January 22, 2002

/s/ Andrew Schwab

Andrew Schwab, President